                                                                   EXHIBIT 99(A)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statements of net assets available for benefits of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
May 7, 1999

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                       MERCK COMMON STOCK FUND
                                                                  ---------------------------------
                                                                  (NON-PARTICIPANT    (PARTICIPANT    T. ROWE PRICE    FIDELITY
                                                                   DIRECTED; SEE     DIRECTED; SEE      BLUE CHIP       EQUITY-
                                                     TOTAL            NOTE 1)           NOTE 1)        GROWTH FUND    INCOME FUND
                                                     -----        ----------------   -------------    -------------   -----------
DECEMBER 31, 1998
-----------------------------------------------                                                       -----------------------
Assets:
  Investments at market value..................  $2,808,322,824     $381,511,822     $1,431,648,885   $258,360,153    $47,329,139
                                                 --------------     ------------     --------------   ------------    -----------
  Receivables
    Employer's contribution....................       3,461,459        1,649,385            673,600        236,072         60,576
    Participants' contributions................       7,883,239               --          4,716,802        851,204        155,933
    Accrued interest and dividends.............       6,753,854        1,371,484          5,200,090             --             --
                                                 --------------     ------------     --------------   ------------    -----------
      Total receivables........................      18,098,552        3,020,869         10,590,492      1,087,276        216,509
                                                 --------------     ------------     --------------   ------------    -----------
Net assets available for benefits..............  $2,826,421,376     $384,532,691     $1,442,239,377   $259,447,429    $47,545,648
                                                 ==============     ============     ==============   ============    ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                   FIDELITY                     T. ROWE PRICE
                                                    VANGUARD       GROWTH &     T. ROWE PRICE      MID-CAP      EUROPACIFIC
                                                   U.S. GROWTH      INCOME       NEW INCOME        GROWTH         GROWTH
                                                    PORTFOLIO     PORTFOLIO         FUND            FUND           FUND
                                                   -----------    ---------     -------------   -------------   ---------
                                                                            (PARTICIPANT DIRECTED; SEE NOTE 1)
                                                   --------------------------------------------------------------------------
DECEMBER 31, 1998
-----------------------------------------------
Assets:
  Investments at market value..................    $99,320,583   $131,666,327    $35,018,892     $49,950,611    $36,734,926
                                                    ----------    -----------    -----------     -----------     ----------
  Receivables
    Employer's contribution....................        132,228        165,112         39,807          78,921         62,306
    Participants' contributions................        327,226        433,793        115,375         164,569        121,028
    Accrued interest and dividends.............             --             --             --              --             --
                                                    ----------    -----------    -----------     -----------     ----------
      Total receivables........................        459,454        598,905        155,182         243,490        183,334
                                                    ----------    -----------    -----------     -----------     ----------
Net assets available for benefits..............    $99,780,037   $132,265,232    $35,174,074     $50,194,101    $36,918,260
                                                    ==========    ============   ===========     ===========     ==========



                                                    THE GEORGE      FIDELITY       SPARTAN      FIDELITY
                                                      PUTNAM       RETIREMENT    U.S. EQUITY   LOW-PRICED
                                                      FUND OF        MONEY          INDEX         STOCK
                                                     BOSTON A        MARKET         FUND          FUND
                                                     ----------     ----------   -----------   -----------
                                                               (PARTICIPANT DIRECTED; SEE NOTE 1)
                                                      -----------------------------------------------------
DECEMBER 31, 1998
-----------------------------------------------
Assets:
  Investments at market value..................     $63,465,586   $117,289,314   $65,100,203   $12,095,805
                                                     ----------    -----------    ----------    ----------
  Receivables
    Employer's contribution....................          59,537         85,152        93,113        28,038
    Participants' contributions................         209,096        386,426       214,482        39,851
    Accrued interest and dividends.............              --             --            --            --
                                                     ----------    -----------    ----------    ----------
      Total receivables........................         268,633        471,578       307,595        67,889
                                                     ----------    -----------    ----------    ----------
Net assets available for benefits..............     $63,734,219   $117,760,892   $65,407,798   $12,163,694
                                                     ==========    ===========    ==========    ==========

                                                                            TEMPLETON
                                                FRANKLIN        PUTNAM      DEVELOPING   T. ROWE PRICE   PARTICIPANTS'
                                                SMALL CAP       VOYAGER      MARKETS       DIVIDEND          LOAN
                                              GROWTH FUND I     FUND A       TRUST I      GROWTH FUND       ACCOUNT
                                              -------------     -------     ----------   -------------   -------------
                                               -----------------------------------------------------------------------
DECEMBER 31, 1998
-----------------------------------------------
Assets:
  Investments at market value.................. $15,016,062    $12,728,332   $5,373,422    $11,637,914     $34,074,848
                                                -----------     ----------    ---------    -----------     -----------
  Receivables
    Employer's contribution....................      33,922         29,076       15,230         19,384              --
    Participants' contributions................      49,473         41,935       17,703         38,343              --
    Accrued interest and dividends.............          --             --           --             --         182,280
                                                -----------     ----------    ---------    -----------     -----------
      Total receivables........................      83,395         71,011       32,933         57,727         182,280
                                                -----------     ----------    ---------    -----------     -----------
Net assets available for benefits.............. $15,099,457    $12,799,343   $5,406,355    $11,695,641     $34,257,128
                                                ===========     ==========    =========    ===========     ===========


                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                           MERCK COMMON STOCK FUND
                                                      ----------------------------------
                                                      (NON-PARTICIPANT     (PARTICIPANT     T. ROWE PRICE     FIDELITY
                                                       DIRECTED; SEE      DIRECTED; SEE       BLUE CHIP       MAGELLAN
                                         TOTAL            NOTE 1)            NOTE 1)         GROWTH FUND        FUND
                                         -----        ----------------    -------------     -------------     --------
DECEMBER 31, 1997
-----------------------------------                                                         ----------------------------
Assets:
  Investments at market value......  $2,134,239,587     $272,483,529      $1,104,221,533    $198,764,539    $         --
                                     --------------     ------------      --------------    ------------    ------------
  Receivables
    Employer's contribution........       3,137,907        1,493,644             624,444         229,381              --
    Participants' contributions....       7,083,498               --           4,281,527         770,693              --
    Accrued interest and
      dividends....................       6,147,371        1,168,119           4,787,193              --              --
                                     --------------     ------------      --------------    ------------    ------------
      Total receivables............      16,368,776        2,661,763           9,693,164       1,000,074              --
                                     --------------     ------------      --------------    ------------    ------------
Net assets available for
  benefits.........................  $2,150,608,363     $275,145,292      $1,113,914,697    $199,764,613    $         --
                                     ==============     ============      ==============    ============    ============


                                      FIDELITY      VANGUARD
                                       EQUITY-     U.S. GROWTH
                                     INCOME FUND    PORTFOLIO
                                     -----------   -----------
-----------------------------------
Assets:
  Investments at market value......  $44,321,055   $58,316,674
                                     -----------   -----------
  Receivables
    Employer's contribution........       61,817       105,747
    Participants' contributions....      171,851       226,118
    Accrued interest and
      dividends....................           --            --
                                     -----------   -----------
      Total receivables............      233,668       331,865
                                     -----------   -----------
Net assets available for
  benefits.........................  $44,554,723   $58,648,539
                                     ===========   ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                                                                   T. ROWE
                                     FIDELITY       FIDELITY                                        FIDELITY         PRICE
                                      GROWTH        GROWTH &      T. ROWE PRICE      FIDELITY      RETIREMENT       MID-CAP
                                      COMPANY        INCOME        NEW INCOME      INTERMEDIATE      GROWTH         GROWTH
                                       FUND         PORTFOLIO         FUND          BOND FUND         FUND           FUND
                                     --------       ---------     -------------    ------------    ----------       -------
                                                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
                                     -----------------------------------------------------------------------------------------

DECEMBER 31, 1997
-----------------------------------
Assets:
  Investments at market value......  $        --    $98,415,031     $24,839,606     $        --     $        --    $38,576,112
                                      ----------     ----------     -----------     -----------      ----------     ----------
  Receivables
    Employer's contribution........           --        156,268          33,889              --              --         74,682
    Participants' contributions....           --        381,596          96,313              --              --        149,576
    Accrued interest and
      dividends....................           --             --              --              --              --             --
                                      ----------     ----------     -----------     -----------      ----------     ----------
      Total receivables............           --        537,864         130,202              --              --        224,258
                                      ----------     ----------     -----------     -----------      ----------     ----------
Net assets available for             $        --    $98,952,895     $24,969,808     $        --     $        --    $38,800,370
  benefits.........................   ==========     ==========     ===========     ===========      ==========     ==========
                                         FIDELITY                   THE GEORGE
                                       FIDELITY      EUROPACIFIC    GROWTH      FIDELITY        PUTNAM
                                          OTC          GROWTH       COMPANY     OVERSEAS        FUND OF
                                       PORTFOLIO        FUND         FUND         FUND         BOSTON A
                                       ---------     -----------    --------     --------      ----------
                                                         (PARTICIPANT DIRECTED; SEE NOTE 1)
                                     --------------------------------------------------------------------

-----------------------------------
Assets:
  Investments at market value......  $        --    $31,038,262  $        --  $        --    $58,439,910
                                      ----------     ----------   ----------   ----------     ----------
  Receivables
    Employer's contribution........           --         65,502           --           --         58,051
    Participants' contributions....           --        120,248           --           --        226,596
    Accrued interest and
      dividends....................           --             --           --           --             --
                                      ----------     ----------   ----------   ----------     ----------

      Total receivables............           --        183.930           --       26.801        192.059
                                      ----------     ----------   ----------   ----------     ----------
Net assets available for
  benefits.........................  $        --    $31,224,192  $        --  $        --    $58,724,557
                                      ==========    ===========   ==========   ==========     ==========

                                                     FIDELITY        FIDELITY        SPARTAN       FIDELITY
                                      FIDELITY      RETIREMENT      RETIREMENT     U.S. EQUITY    LOW-PRICED       FRANKLIN
                                      BALANCED         MONEY        GOVERNMENT        INDEX          STOCK         SMALL CAP
                                        FUND          MARKET       MONEY MARKET       FUND           FUND        GROWTH FUND I
                                      --------      ----------     ------------    -----------    ----------     -------------
                                     ------------------------------------------------------------------------------------------

DECEMBER 31, 1997
-----------------------------------
Assets:
  Investments at market value......  $        --    $86,580,252    $        --     $44,776,486    $11,112,462     $12,159,638
                                      ----------     ----------    -----------      ----------     ----------     -----------
  Receivables
    Employer's contribution........           --         75,937             --          75,937         20,083          23,848
    Participants' contributions....           --        335,708             --         173,617         43,088          47,148
    Accrued interest and
      dividends....................           --             --             --              --             --              --
                                      ----------     ----------    -----------      ----------     ----------     -----------
      Total receivables............           --        411,645             --         249,554         63,171          70,996
                                      ----------     ----------    -----------      ----------     ----------     -----------
Net assets available for
  benefits.........................  $        --    $86,991,897    $        --     $45,026,040    $11,175,633     $12,230,634
                                      ==========     ==========    ===========      ==========     ==========     ===========



                                                         TEMPLETON
                                           PUTNAM       DEVELOPING     FIDELITY    T. ROWE PRICE    PARTICIPANTS'
                                           VOYAGER        MARKETS      BALANCED      DIVIDEND           LOAN
                                           FUND A         TRUST I        FUND       GROWTH FUND        ACCOUNT
                                           -------      ----------     --------    -------------    -------------
-----------------------------------
Assets:
 Investments at market value......         $ 5,696,444    $ 4,713,493          --   $ 4,888,735      $34,895,826
                                            ----------     ----------  ----------   -----------      -----------
  Receivables
    Employer's contribution........             15,690         15,062          --         7,845               --
    Participants' contributions....             22,087         18,276          --        18,956               --
    Accrued interest and
      dividends....................                 --                         --            --          192,059
                                            ----------     ----------  ----------   -----------      -----------
      Total receivables............             37,777         33,338          --        26,801          192,059
                                            ----------     ----------  ----------   -----------      -----------
Net assets available for
  benefits.........................        $ 5,734,221    $ 4,746,831          --   $ 4,915,536      $35,087,885
                                            ==========     ===========  ==========   ===========      ===========

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                          MERCK COMMON STOCK FUND
                                                          -----------------------
                                                           (NON-
                                                        PARTICIPANT     (PARTICIPANT    T. ROWE PRICE    FIDELITY      VANGUARD
                                                       DIRECTED; SEE   DIRECTED; SEE      BLUE CHIP       EQUITY-     U.S. GROWTH
                                          TOTAL           NOTE 1)         NOTE 1)        GROWTH FUND    INCOME FUND    PORTFOLIO
                                      --------------   -------------   -------------    -------------   -----------   -----------
YEAR ENDED DECEMBER 31, 1998
------------------------------------                                                    -----------------------------------
Additions to net assets attributed
  to:
  Investment income
    Net appreciation (depreciation)
      in
      market value of investments...  $  631,799,708   $106,270,630    $  408,504,841   $ 52,772,980    $ 2,530,053   $19,189,340
    Interest........................       3,016,847         79,023         1,545,728        382,928         69,568       130,557
    Dividends.......................      64,621,385      5,998,910        18,308,196      4,153,247      2,697,677     6,146,982
                                      --------------   ------------    --------------   ------------    -----------   -----------
      Total investment income
        (loss)......................     699,437,940    112,348,563       428,358,765     57,309,155      5,297,298    25,466,879
                                      --------------   ------------    --------------   ------------    -----------   -----------
  Contributions to the Plan
    By participants.................     115,124,066             --        43,884,054     13,946,071      4,001,088     8,114,697
    By the employer.................      43,546,282     20,646,232         8,499,733      3,060,773        814,150     1,564,420
                                      --------------   ------------    --------------   ------------    -----------   -----------
      Total contributions...........     158,670,348     20,646,232        52,383,787     17,006,844      4,815,238     9,679,117
                                      --------------   ------------    --------------   ------------    -----------   -----------
      Total additions...............     858,108,288    132,994,795       480,742,552     74,315,999     10,112,536    35,145,996
                                      --------------   ------------    --------------   ------------    -----------   -----------
Deductions from net assets
  attributed to:
  Benefits paid to participants.....    (115,762,425)   (14,832,225)      (53,258,583)    (7,482,088)    (1,856,020)   (2,567,789)
                                      --------------   ------------    --------------   ------------    -----------   -----------
Transfers among funds and Plans:
  Net reallocations.................     (66,532,850)    (8,613,566)      (97,734,901)    (7,212,339)    (5,235,198)    8,648,714
  Loans to participants.............              --       (224,743)       (7,781,191)    (1,497,250)      (311,442)     (647,922)
  Loan repayments by participants...              --         63,138         6,356,803      1,558,494        281,049       552,499
                                      --------------   ------------    --------------   ------------    -----------   -----------
      Net transfers among funds and
        Plans.......................     (66,532,850)    (8,775,171)      (99,159,289)    (7,151,095)    (5,265,591)    8,553,291
                                      --------------   ------------    --------------   ------------    -----------   -----------
      Total deductions and net
        transfers
        among funds and Plans.......    (182,295,275)   (23,607,396)     (152,417,872)   (14,633,183)    (7,121,611)    5,985,502
                                      --------------   ------------    --------------   ------------    -----------   -----------
        Net increase (decrease).....     675,813,013    109,387,399       328,324,680     59,682,816      2,990,925    41,131,498
Net assets available for benefits
        Beginning of year...........   2,150,608,363    275,145,292     1,113,914,697    199,764,613     44,554,723    58,648,539
                                      --------------   ------------    --------------   ------------    -----------   -----------
        End of year.................  $2,826,421,376   $384,532,691    $1,442,239,377   $259,447,429    $47,545,648   $99,780,037
                                      ==============   ============    ==============   ============    ===========   ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                      FIDELITY                                                              FIDELITY
                                      GROWTH &   T. ROWE PRICE  T. ROWE PRICE                THE GEORGE    RETIREMENT   SPARTAN U.S.
                                       INCOME     NEW INCOME       MID-CAP     EUROPACIFIC  PUTNAM FUND      MONEY      EQUITY INDEX
                                     PORTFOLIO       FUND        GROWTH FUND   GROWTH FUND  OF BOSTON A      MARKET         FUND
                                     ---------   -------------  -------------  -----------  -----------    ----------   ------------
YEAR ENDED DECEMBER 31, 1998          (PARTICIPANT DIRECTED; SEE NOTE 1)
------------------------------------------------------------------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments................   $ 21,198,292   $  (995,420)   $ 7,482,070  $ 2,668,708  $    193,858  $         --  $12,251,037
    Interest.....................        191,951        42,290         83,747       76,989       106,066       131,579       89,423
    Dividends....................      6,899,853     2,346,887      1,041,930    1,974,488     5,885,452     5,288,736    1,158,513
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
      Total investment income
        (loss)...................     28,290,096     1,393,757      8,607,747    4,720,185     6,185,376     5,420,315   13,498,973
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
  Contributions to the Plan
    By participants..............     10,308,118     2,481,714      4,949,702    4,080,173     3,545,168     5,236,280    5,954,830
    By the employer..............      2,136,285       480,900      1,010,937      831,454       780,827     1,037,547    1,139,885
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
      Total contributions........     12,444,403     2,962,614      5,960,639    4,911,627     4,325,995     6,273,827    7,094,715
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
      Total additions............     40,734,499     4,356,371     14,568,386    9,631,812    10,511,371    11,694,142   20,593,688
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
Deductions from net assets
  attributed to:
  Benefits paid to participants..     (4,908,589)   (1,197,574)    (1,747,577)    (966,416)   (2,018,908)  (19,189,103)  (2,905,213)
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
Transfers among funds and Plans:
  Net reallocations..............     (2,542,045)    7,007,602     (1,486,641)  (3,044,440)   (3,543,399)   38,718,344    2,632,320
  Loans to participants..........       (733,892)     (140,418)      (322,754)    (301,010)     (350,914)   (1,078,285)    (338,237)
  Loan repayments by
    participants.................        762,364       178,285        382,317      374,122       411,512       623,897      399,200
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
      Net transfers among funds
        and Plans................     (2,513,573)    7,045,469     (1,427,078)  (2,971,328)   (3,482,801)   38,263,956    2,693,283
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
      Total deductions and net
        transfers among funds
        and Plans................     (7,422,162)    5,847,895     (3,174,655)  (3,937,744)   (5,501,709)   19,074,853     (211,930)
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
        Net increase (decrease)..     33,312,337    10,204,266     11,393,731    5,694,068     5,009,662    30,768,995   20,381,758

Net assets available for benefits
        Beginning of year........     98,952,895    24,969,808     38,800,370   31,224,192    58,724,557    86,991,897   45,026,040
                                    ------------   -----------    -----------  -----------  ------------  ------------  -----------
        End of year..............   $132,265,232   $35,174,074    $50,194,101  $36,918,260  $ 63,734,219  $117,760,892  $65,407,798
                                    ============   ===========    ===========  ===========  ============  ============  ===========

                                                                                          TEMPLETON
                                              FIDELITY       FRANKLIN        PUTNAM      DEVELOPING    T. ROWE PRICE
                                             LOW-PRICED      SMALL CAP       VOYAGER       MARKETS       DIVIDEND      PARTICIPANTS'
                                             STOCK FUND    GROWTH FUND I     FUND A        TRUST I      GROWTH FUND    LOAN ACCOUNT
                                             ----------    -------------     -------     ----------    -------------   -------------
YEAR ENDED DECEMBER 31, 1998
---------------------------------            ---------------------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments................            $(1,107,929)   $   (35,688)   $ 1,275,638   $(1,159,030)   $   760,328     $        --
    Interest.....................                 19,808         24,245         15,955        15,587         11,403              --
    Dividends....................              1,044,904        212,877        844,369       110,673        507,691              --
                                             -----------    -----------    -----------   -----------    -----------     -----------
      Total investment income
        (loss)...................                (43,217)       201,434      2,135,962    (1,032,770)     1,279,422              --
                                             -----------    -----------    -----------   -----------    -----------     -----------
  Contributions to the Plan
    By participants..............              1,979,735      2,346,667      1,925,634     1,084,568      1,285,567              --
    By the employer..............                352,930        430,889        328,447       206,254        224,619              --
                                             -----------    -----------    -----------   -----------    -----------     -----------
      Total contributions........              2,332,665      2,777,556      2,254,081     1,290,822      1,510,186              --
                                             -----------    -----------    -----------   -----------    -----------     -----------
      Total additions............              2,289,448      2,978,990      4,390,043       258,052      2,789,608              --
                                             -----------    -----------    -----------   -----------    -----------     -----------
Deductions from net assets
  attributed to:
  Benefits paid to participants..               (863,908)      (342,473)      (171,283)      (88,732)      (282,230)     (1,083,714)
                                             -----------    -----------    -----------   -----------    -----------     -----------
Transfers among funds and Plans:
  Net reallocations..............               (515,675)       156,714      2,837,066       437,984      4,234,546      (1,277,936)
  Loans to participants..........                (81,121)       (64,609)       (76,991)      (27,249)       (31,772)     14,009,800
  Loan repayments by
    participants.................                159,317        140,201         86,287        79,469         69,953     (12,478,907)
                                             -----------    -----------    -----------   -----------    -----------     -----------
      Net transfers among funds
        and Plans................               (437,479)       232,306      2,846,362       490,204      4,272,727         252,957
                                             -----------    -----------    -----------   -----------    -----------     -----------
      Total deductions and net
        transfers among funds
        and Plans................             (1,301,387)      (110,167)     2,675,079       401,472      3,990,497        (830,757)
                                             -----------    -----------    -----------   -----------    -----------     -----------
        Net increase (decrease)..                988,061      2,868,823      7,065,122       659,524      6,780,105        (830,757)

Net assets available for benefits
        Beginning of year........             11,175,633     12,230,634      5,734,221     4,746,831      4,915,536      35,087,885
                                             -----------    -----------    -----------   -----------    -----------     -----------
        End of year..............            $12,163,694    $15,099,457    $12,799,343   $ 5,406,355    $11,695,641     $34,257,128
                                             ===========    ===========    ===========   ===========    ===========     ===========

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Regular full-time, part-time, and temporary employees of the Company and of certain wholly-owned subsidiaries as defined by the Plan document who were not covered by a collective bargaining agreement are eligible to enroll in the Plan as of the first day of the third month following their date of hire.

     The Plan is administered by a management committee appointed by the Chief Executive Officer of the Company. All costs of administering the Plan are borne by the Company.

     Participants should refer to the Summary Plan Description for a complete description of benefits provided.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. In addition, the Company matches 75% of employee contributions up to 6% of base pay per pay period. Company matching contributions are invested according to the following age parameters:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed).

     Age 50 and above -- Participants have the option to invest all Company matching contributions in any of the available fund options (Participant directed).

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). Participants should refer to each investment fund's prospectus for a more complete description of the risks and strategies associated with each fund. Participants may change their investment options daily. The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck common stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     T. Rowe Price Blue Chip Growth Fund

     The T. Rowe Price Blue Chip Growth Fund seeks to provide long-term growth of capital. The fund invests primarily (at least 65% of its assets) in common stocks of large and medium-sized blue chip companies

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

that have the potential for above-average earnings growth and are well established in their respective industries. The fund may also invest in convertible stocks and bonds, preferred stocks, bonds and warrants. Up to 20% of assets (excluding reserves) may be invested in foreign securities, which may be subject to currency risks and political and sovereign risks of the home country.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Vanguard U.S. Growth Portfolio

     The Vanguard U.S. Growth Portfolio seeks to provide long-term capital growth by investing in equity securities of large, established U.S. companies that have good growth records, strong market positions and have exhibited long-term financial strength to provide potential long-term growth.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     T. Rowe Price New Income Fund

     The T. Rowe Price New Income Fund is a bond fund that seeks to provide the highest level of income consistent with preservation of capital by purchasing securities that have been rated as investment-grade by Standard & Poor's, Moody's or Fitch Investor Services. The fund invests at least 80% of its assets in income-producing investment-grade debt securities including U.S. government and agency securities, corporate bonds, bank obligations and utilities. The fund's dollar-weighted average maturity is generally expected to be between four and fifteen years.

     T. Rowe Price Mid-Cap Growth Fund

     The T. Rowe Price Mid-Cap Growth Fund seeks to provide long-term capital appreciation by investing primarily in the stock of medium-sized (mid-cap) growth companies that offer the potential for above-average earnings growth. The fund focuses on companies that are no longer considered new or emerging, but are well-established. It may also invest in convertible securities, warrants and foreign securities, which are subject to greater risks.

     EuroPacific Growth Fund

     This fund seeks long-term capital growth by investing primarily in securities of companies outside the United States. Normally, at least 65% of the fund's total assets will be invested in Europe or the Pacific Basin. The Pacific Basin is generally defined as those countries bordering the Pacific Ocean and includes, but is not limited to Australia, Canada, Japan, Malaysia and Singapore. The fund may also invest in convertible securities, debt and government securities and preferred stock. Foreign investments, especially in developing countries, involve greater risks and may offer greater potential.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The George Putnam Fund of Boston A

     This fund seeks to provide a balanced investment comprised of a well-diversified portfolio of stocks and bonds that will produce both capital growth and current income. Normally, no more than 75% of the fund's assets will be invested in common stocks and convertible securities.

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Spartan U.S. Equity Index Fund

     This fund seeks to provide investment results that correspond to the total return performance of common stocks traded in the United States. Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     Fidelity Low-Priced Stock Fund

     This fund seeks capital appreciation by investing mainly in low-priced domestic and foreign common stocks ($35 or less at time of purchase). Foreign securities may involve a higher degree of risk. This fund charges a redemption fee to discourage short-term buying and selling of fund shares. If fund shares are sold after being held for less than 90 days, the fund will deduct a redemption fee from participants' accounts equal to 1.5% of the value of the shares sold.

     Franklin Small Cap Growth Fund I

     This fund seeks long-term capital growth by investing primarily in stocks of companies with market capitalization of less than $1.5 billion at the time of the investment. Although the fund's assets are invested primarily in small companies, it may invest up to 35% of its total assets in larger capitalized companies with strong growth potential, in relatively well-known larger companies in mature industries with potential for capital appreciation, and in corporate debt securities, including bonds, notes and debentures if deemed appropriate. The fund may also invest up to 25% of its total assets in foreign securities, which may involve greater risks.

     Effective January 1, 1999, the Franklin Small Cap Growth Fund I shares were changed to Class A.

     Putnam Voyager Fund A

     This fund seeks capital appreciation by investing primarily in common stocks of companies that have potential for capital appreciation which is significantly greater than that of the market averages. The fund may also invest in convertible bonds, convertible preferred stocks, warrants, preferred stocks, money market instruments and debt securities. The fund may invest up to 20% of its total assets in securities principally traded in foreign markets. Foreign securities are subject to currency, political, financial or sovereign risks of the issuer's home country.

     Templeton Developing Markets Trust I

     This fund seeks long-term capitalization by investing in equity securities of emerging market countries. The fund may invest up to 35% of its total assets in debt securities, including bonds, notes, debentures,

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

commercial paper, certificates of deposit, time deposits and bankers' acceptances. Foreign investments may involve greater risks.

     Effective January 1, 1999, the Templeton Developing Markets Trust I shares were changed to Class A.

     T. Rowe Price Dividend Growth Fund

     This fund seeks to provide increasing dividend income over time, long-term capital appreciation and reasonable current income through investments primarily in dividend-paying stocks. The fund may also invest in bonds and foreign securities.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan balance. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1998 and 1997, net assets available for benefits included distributions in process of payment of $1,816,514 and $3,134,986, respectively.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 3.  INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in May 1998. The Plan sponsor believes that the Plan is designed and currently operated in compliance with the IRC. Therefore, no provision for income taxes has been made.

 4.  OTHER MATTERS:

     Net reallocations and transfers in 1998 of ($66,532,850) consist of (a) ($67,808,073) for employees in Merck's AgVet division and associated operations who were transferred on January 1, 1998 to Merial Limited, a stand-alone joint venture that is 50% owned by Merck & Co., Inc. and 50% owned by Rhone-Poulenc SA, and whose fund accounts were transferred to Merial's savings plan, (b) $1,272,189 transferred between the Plan and the Merck & Co., Inc. Stock Purchase and Savings Plan for employees who changed their status during the year, (c) $622,160 for employees who transferred from Merck-Medco Managed Care, L.L.C. during the year, (d) ($158,338) transferred from the Plan to the Merck Puerto Rico Employee Savings and Security Plan for employees who changed their status during the year and (e) the remaining amount relates to miscellaneous net transfers.

 5.  PARTY-IN-INTEREST:

     All party-in-interest transactions are set forth on the attached schedules.

 6.  PROHIBITED TRANSACTIONS:

     There were no prohibited transactions during 1998.

                                                           SCHEDULE I
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1998

                                                                NUMBER OF
                                                             UNITS/SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE               CLOSE OF PERIOD         COST         CURRENT VALUE
             ---------------------------------               ---------------    --------------    -------------
Merck Common Stock Fund*....................................    71,924,065      $  561,326,840    $1,813,160,707
T. Rowe Price Blue Chip Growth Fund.........................     8,443,142         193,462,888       258,360,153
Fidelity Equity-Income Fund.................................       852,023          38,341,714        47,329,139
Vanguard U.S. Growth Portfolio..............................     2,649,255          80,294,605        99,320,583
Fidelity Growth & Income Portfolio..........................     2,872,334          92,148,917       131,666,327
T. Rowe Price New Income Fund...............................     3,974,903          35,614,416        35,018,892
T. Rowe Price Mid-Cap Growth Fund...........................     1,465,687          40,440,928        49,950,611
EuroPacific Growth Fund.....................................     1,293,483          36,951,335        36,734,926
The George Putnam Fund of Boston A..........................     3,518,048          63,975,373        63,465,586
Fidelity Retirement Money Market............................   117,261,392         117,261,392       117,289,314
Spartan U.S. Equity Index Fund..............................     1,480,900          45,377,760        65,100,203
Fidelity Low-Priced Stock Fund..............................       529,357          12,957,386        12,095,805
Franklin Small Cap Growth Fund I............................       665,311          15,200,710        15,016,062
Putnam Voyager Fund A.......................................       580,672          11,595,372        12,728,332
Templeton Developing Markets Trust I........................       521,691           7,437,819         5,373,422
T. Rowe Price Dividend Growth Fund..........................       528,756          10,867,188        11,637,914
Participants' Loan Account (with interest rates ranging from
  9.0% to 9.5%).............................................      --                34,074,848        34,074,848
                                                                                --------------    --------------
        Total Investments...................................                    $1,397,329,491    $2,808,322,824
                                                                                ==============    ==============

---------------

* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

               ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS(A)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                    CURRENT
                                                                                                     VALUE
                                                                                                  OF ASSETS ON
IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF      PURCHASE                         COST OF       TRANSACTION
ASSETS                                              PRICE        SELLING PRICE       ASSET            DATE          NET GAIN
---------------------------------------------    ------------    -------------    ------------    ------------    ------------
Merck Common Stock Fund*
   253 Purchase Transactions..............       $254,494,278    $         --     $254,494,278    $254,494,278    $         --
   253 Sales Transactions.................                 --     332,804,323      174,829,803     332,804,323     157,974,520
Fidelity Retirement Money Market
   256 Purchase Transactions..............        216,372,786              --      216,372,786     216,372,786              --
   252 Sales Transactions.................                 --     185,663,496      185,663,496     185,663,496              --

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.
  * Denotes a party-in-interest to the Plan.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 7, 1999 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Savings and Security Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), on
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045, 333-36383 and 333-77569). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 10, 1999